Exhibit 99.1

News release via Canada NewsWire, Calgary 403-269-7605

     Attention Business Editors:
     European Launch of Acticoat(TM) Flex with NUCRYST's Nanocrystalline
     Silver Technology Announced by Smith & Nephew

     PRINCETON, NJ, Sept. 3 /CNW/ - NUCRYST Pharmaceuticals, a developer and manufacturer of medical products that fight infection and the Advanced Wound
Management division of Smith & Nephew plc announced today the European launch of Acticoat(TM) Flex3 and Acticoat(TM) Flex7. The Flex range is the newest addition to the Acticoat(TM) portfolio of dressings with NUCRYST's proprietary
SILCRYST(TM) nanocrystalline silver coatings. Acticoat(TM) Flex is an antimicrobial barrier dressing designed to conform to body contours and allow for flexible movement for injuries that require sustained antimicrobial activity.
     "We are pleased to support Smith & Nephew in the European launch of
Acticoat(TM) Flex," said David B. Holtz, Interim President and Chief Executive
Officer, and Chief Financial Officer of NUCRYST. "The enhanced conformability of Flex will now be available to European clinicians to simplifying the dressing of wounds on difficult-to-protect articulating regions such as knee or elbow joints while also providing advanced antimicrobial protection."
     The CE Mark Certification for Acticoat(TM) Flex was received by Smith &
Nephew last week following the July 510(k) clearance in the United States and market approval in Canada late last year.
     "We are delighted that we can now offer our European clinicians this new version of Acticoat(TM). The feedback on Acticoat(TM) Flex from the markets where it recently became available has been excellent," commented Roger
Teasdale, President of Smith & Nephew Wound Management. "We are committed to improving the quality of life of the patients treated with our products like
Acticoat(TM) Flex, which helps manage the risk of infection in patients with serious wounds."

     About Acticoat(TM) Dressings with SILCRYST(TM) Nanocrystals

     Acticoat(TM) dressings with NUCRYST's proprietary SILCRYST(TM)
nanocrystalline silver coatings provide effective antimicrobial activity thereby providing an improved environment for wound closure. Acticoat(TM)
dressings are now sold by Smith & Nephew in over 30 countries and are used extensively for serious wounds and traumatic injury.

     About Smith & Nephew

     Smith & Nephew is a global medical technology business, specialising in
Orthopaedics, including Reconstruction, Trauma and Clinical Therapies,
Endoscopy and Advanced Wound Management products. Smith & Nephew is a global leader in arthroscopy and advanced wound management and is one of the leading global orthopaedics companies.
     Smith & Nephew is dedicated to helping improve people's lives. The
Company prides itself on the strength of its relationships with its surgeons and professional healthcare customers, with whom its name is synonymous with high standards of performance, innovation and trust. The Company operates in
32 countries around the world. Annual sales in 2008 were $3.8 billion.

     About NUCRYST Pharmaceuticals

     NUCRYST Pharmaceuticals (NASDAQ: NCST; TSX: NCS) develops manufactures and commercializes and using SILCRYST(TM), its patented atomically disordered nanocrystalline silver technology. NUCRYST licensed world-wide rights for
SILCRYST(TM) wound care coating products to Smith & Nephew plc, which markets these products in over 30 countries under their Acticoat(TM) trademark.
NUCRYST is also developing pharmaceutical products to address medical conditions that are characterized by pain, infection and inflammation. The
Company has developed its proprietary nanocrystalline silver in a powder form, referred to as NPI 32101, for use in medical devices and as an active pharmaceutical ingredient.

     Acticoat(TM) is a trademark of Smith & Nephew plc
     SILCRYST(TM) is a trademark of NUCRYST Pharmaceuticals Corp.

     This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada (collectively
"forward-looking statements"). The words "believes", "expects", "plans",
"anticipates", "estimates", "intends", "projects", "may", "might", "would",
"will", "could", "should" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this news release include, but are not limited to, statements about: the future plans of our management in relation to resolving our exchange listing deficiency. With respect to the forward-looking statements contained in this news release, readers are cautioned that numerous risks, uncertainties and other factors could cause our actual results to differ materially from those indicated in these statements including, but not limited to: the performance of stock markets generally; our ability to satisfy regulatory and stock exchange standards and requirements to maintain our exchange listing; our future operation results are uncertain and likely to fluctuate; our ability to maintain our collaboration with Smith & Nephew; our reliance on sales of
Acticoat(TM) products with our SILCRYST(TM) coatings by Smith & Nephew; future financial performance and operating performance of Smith & Nephew; we may not be able to retain existing and obtain new regulatory approvals for any future products; continued development and market acceptance of new products; the impact of delays and challenges with new product introductions; the impact of new product introductions on the sales of existing products; the impact of competitive products and pricing; we may not be able to establish successful commercialization programs, through new corporate collaborations or otherwise;
changes in currency exchange rates; our ability to protect our intellectual property rights and to not infringe on the intellectual property rights of others. Although we have attempted to identify the important risks, uncertainties and other factors that could cause actual results or events to differ materially from those expressed or implied in forward-looking statements, there may be other factors that cause actual results or events to differ from those expressed or implied in forward looking statements. For a more thorough discussion of the risks associated with our business, see the
"Risk Factors" section in our Annual Report on Form 10-K for the year ended
December 31, 2008 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the U.S. Securities and Exchange Commission on
EDGAR at www.sec.gov and with securities authorities in Canada on SEDAR at
www.sedar.com. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and NUCRYST disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future developments or otherwise after the date hereof.

     %SEDAR: 00023031E          %CIK: 0001344674

     /For further information: David Wills/Gillian McArdle, Investor
Relations, (416) 504-8464, info(at)nucryst.com/
     (NCST NCS.)

CO:  NUCRYST Pharmaceuticals Corp.

CNW 10:19e 03-SEP-09